Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of LINKBANCORP, INC. (the “Company”) hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 18, 2021

/s/ Andrew Samuel
Andrew Samuel
Vice Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Kristofer Paul
Kristofer Paul
Chief Financial Officer
(Principal Executive Officer)
(Principal Accounting Officer)